1 AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT This Amended and Restated Executive Employment Agreement (this “Agreement”) is executed as of September 30, 2024 by and between Justyn Howard (“Executive”), and Sprout Social, Inc., a Delaware corporation (the “Company”). WHEREAS, the Company and Executive are parties to that certain Amended and Restated Executive Employment Agreement, dated November 29, 2019 (the “Prior Agreement”), pursuant to which Executive has been employed as the Company’s Chief Executive Officer; WHEREAS, the Company and Executive agree that effective October 1, 2024 (the “Effective Date”), Executive shall transition from the Company’s Chief Executive Officer to the position of Executive Chairman in accordance with the terms and conditions set forth herein; WHEREAS, the Company and Executive desire to amend and restate the Prior Agreement, effective as of the Effective Date; and WHEREAS, Executive acknowledges and agrees that this Agreement and the terms contained herein shall not trigger the Good Reason provision (or any other severance rights) contained in the Prior Agreement. NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and Executive, the parties agree as follows: 1. Position and Duties. Executive shall serve as Executive Chairman. In this capacity, Executive shall also serve as an employee of the Company, reporting directly to the Company’s Board of Directors (the “Board”) and shall be subject to the Company’s policies on the same basis as other senior executives of the Company. Executive’s duties and responsibilities shall include all that are usual and customary to the position of Executive Chairman and such managerial duties and responsibilities as may be assigned hereafter from time to time by the Board. Executive shall use Executive’s best efforts to promote the interests, prospects and condition (financial and otherwise) and welfare of the Company and shall perform Executive’s fiduciary duties and responsibilities to the Company to the best of Executive’s ability in a diligent, trustworthy, businesslike and efficient manner. Executive shall devote substantially all of Executive’s business time, attention and energies exclusively to the business interests of the Company and the Board while employed by the Company, except as provided for herein or otherwise specifically approved in writing by the Board. It shall not be a violation of this Agreement for Executive to serve on civic or charitable boards or committees, so long as such activities do not adversely affect the performance of Executive’s job duties or violate the terms of this Agreement or Executive’s CIIAA (defined below). 2. Base Salary. During the term of this Agreement, the Company shall pay Executive a base salary of $350,000 per annum, less applicable taxes and withholdings (“Base Salary”), payable in accordance with the normal payroll practices and schedule of the Company. 3. Incentive Compensation. (a) Short-term Incentive Program. With respect to each fiscal year of the Company commencing with the 2025 fiscal year, Executive will be eligible to earn an annual cash performance-based bonus, which shall be targeted at 50% of Executive’s Base Salary. For the portion of any 2024 annual bonus that relates to the fourth quarter of 2024 (i.e., on and after the Effective Date), the target will be 12.5% of Executive’s Base Salary. The amount of any such bonus will be based on the achievement of Company and/or individual performance objectives, in each case, that are established by the Company in its sole discretion for the applicable performance period. Notwithstanding anything to the contrary herein, Executive’s bonus, if any, may be below

2 (including zero), at, or above, the target amount based upon the achievement of the performance goals, as determined by the Company in its sole discretion. Any bonus, to the extent earned, will be paid following certification of achievement of the applicable performance objectives, and in any event, no later than March 15th of the calendar year following the year to which it relates. The bonus is not earned until paid and no pro-rated amount will be paid if Executive’s employment terminates for any reason except as otherwise provided herein. (b) Long-term Incentive Program. With respect to each fiscal year of the Company commencing with the 2025 fiscal year, Executive will be eligible to participate in the annual executive long- term incentive program. The size, structure and terms of any such grant will be based on factors determined by the Board (or a committee thereof) in its sole discretion, which may include, without limitation, the then-current scope of Executive's role, Executive's performance, market data and the relative size of the Chief Executive Officer grant. 4. Benefits. Executive shall continue to be entitled to such benefits provided by the Company to its executive employees generally, subject to the eligibility criteria provided by applicable plan documents related to such benefits and to such changes, additions or deletions to such perquisites and benefits as the Company may make from time to time. 5. Expenses. The Company shall reimburse Executive for all reasonable and necessary expenses incurred in the course of the performance of Executive’s duties and responsibilities pursuant to this Agreement and consistent with the Company’s policies as in effect from time to time with respect to expense reimbursement. 6. Termination of Employment. The parties acknowledge that Executive’s employment relationship with the Company is at-will, meaning that either the Company or Executive may terminate Executive’s employment at any time, with or without cause or advance notice. The provisions in this Section govern the amount of compensation, if any, to be provided to Executive upon termination of employment and do not alter this at-will status. (a) Termination by the Company Without Cause or for Good Reason Outside of a Change in Control. The Company may terminate Executive’s employment with the Company without “Cause” (as defined below) at any time. A termination pursuant to Section 6(d) is not a termination without “Cause” for purposes of receiving the benefits described in this Section 6(a) or 6(b). If the Company terminates Executive’s employment at any time without Cause or Executive terminates his employment with the Company for Good Reason (as defined below) and provided that such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), then Executive shall be entitled to receive the Accrued Amounts (defined below). Contingent upon Executive and the Company executing a written, irrevocable release agreement (in a form reasonably satisfactory to the Company) within 60 days of the effective date of termination releasing all known and unknown claims of any kind against the Company, its subsidiaries, parents and affiliates, and each of their past or present employees, agents and directors (a “Release Agreement”), Executive shall also be eligible to receive the following “Severance Benefits”: i. A cash severance payment equal to twelve (12) months of Executive’s Base Salary at the time of termination, less applicable withholdings and deductions, paid in the form of salary continuation, with the first payment to be made on the next regularly scheduled payroll date after the effective date of the Release Agreement as defined therein; and ii. If Executive timely elects continued coverage under COBRA for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Executive’s and his covered dependents’ health insurance coverage in effect for himself (and his covered dependents) on the termination date until the earliest of: (i) twelve (12) months following the termination date (the “COBRA Severance Period”); (ii) the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or

3 self-employment; or (iii) the date Executive ceases to be eligible for COBRA continuation coverage for any reason, including plan termination (such period from the termination date through the earlier of (i)-(iii), (the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Executive’s behalf would result in a violation of applicable law (including, but not limited to, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of paying COBRA premiums pursuant to this Section, the Company shall pay Executive on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premium for such month, subject to applicable tax withholding (such amount, the “Special Severance Payment”), for the remainder of the COBRA Payment Period. Nothing in this Agreement shall deprive Executive of his rights under COBRA or ERISA for benefits under plans and policies arising under his employment by the Company. (b) Termination by the Company Without Cause or for Good Reason in the Event of a Change in Control. If Executive’s employment by the Company is terminated by the Company or any successor entity without “Cause” (and not due to Disability or death) or by Executive for Good Reason within three (3) months prior to or within twelve (12) months following the effective date of a “Change in Control” (as defined in the Company’s 2019 Incentive Award Plan, as such plan may be amended from time to time), provided that such termination constitutes a Separation from Service, without regard to any alternative definition thereunder, then in addition to paying or providing Executive with the Accrued Amounts and contingent upon Executive and the Company timely executing a Release Agreement within 60 days of the effective date of termination, the Company will provide the following “Change in Control Severance Benefits”: i. A cash severance payment equal to eighteen (18) months of Executive’s Base Salary at the time of termination, less applicable withholdings and deductions, paid in the form of salary continuation, with the first payment to be made on the next regularly scheduled payroll date after the effective date of the Release Agreement as defined therein; ii. If Executive timely elects continued coverage under COBRA for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Executive’s and his covered dependents’ health insurance coverage in effect for himself (and his covered dependents) on the termination date until the earliest of: (i) eighteen (18) months following the termination date (the “COBRA Severance Period”); (ii) the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (iii) the date Executive ceases to be eligible for COBRA continuation coverage for any reason, including plan termination (such period from the termination date through the earlier of (i)-(iii), (the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Executive’s behalf would result in a violation of applicable law (including, but not limited to, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of paying COBRA premiums pursuant to this Section, the Company shall pay Executive on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premium for such month, subject to applicable tax withholding (such amount, the “Special Severance Payment”), for the remainder of the COBRA Payment Period. Nothing in this Agreement shall deprive Executive of his rights under COBRA or ERISA for benefits under plans and policies arising under his employment by the Company. iii. Executive’s target Bonus for the calendar year in which the date of Executive’s termination occurs, less applicable withholdings and deductions, paid over eighteen (18) months in substantially equal installments in accordance with the Company’s normal payroll practices, but no less frequently than monthly; and iv. any unvested stock options, restricted stock units, performance stock units and such other equity-based awards granted pursuant to the Company’s 2016 Stock Plan, 2019 Incentive Award Plan or any other equity plan or arrangement maintained by the Company that is outstanding immediately prior to the date of Executive’s termination shall automatically become fully vested and exercisable (as applicable) as of

4 such date; provided that any such equity awards subject to performance-based vesting shall vest assuming a target level of achievement for each applicable performance objective. The Change in Control Severance Benefits provided to Executive pursuant to this Section 6(b) are in lieu of, and not in addition to, any benefits to which Executive may otherwise be entitled under any Company severance plan, policy or program, including but not limited to the Severance Benefits described in Section 6(a). For the avoidance of doubt, in no event shall Executive be entitled to benefits under both Section 6(a) and this Section 6(b). If Executive is eligible for benefits under both Section 6(a) and this Section 6(b), or if Executive begins receiving benefits under Section 6(a) and later becomes eligible for benefits under this Section 6(b), Executive shall receive the benefits set forth in this Section 6(b) and such benefits will be reduced by any benefits previously provided to Executive under Section 6(a). (c) Termination For Cause. The Company may terminate Executive’s employment and all of the Company’s obligations under this Agreement without notice at any time for Cause (as defined below) by giving written notice to Executive effective immediately upon giving such notice or at such other time thereafter as the Company may designate or as provided herein. “Cause” shall mean: (a) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (b) fraud on or misappropriation of any funds or property of the Company or an affiliate, customer or vendor of the Company; (c) intentional dishonesty, intentional misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or material breach of fiduciary duty while acting within the scope of the Covered Executive’s employment with the Company; (d) failure to perform duties set forth in the Employment Agreement, or repeated refusal to perform the reasonable directives of the Company, in either case, which is not cured within 10 days following written notification of such failure from the Company; or (e) material noncompliance with any Company rule, regulation, procedure or policy, which is not cured, to the extent curable, within 10 days following written notification of such violation from the Company, and which violation causes material harm to the Company. (d) Termination by Death or Disability. Subject to all applicable laws governing the employment of disabled individuals, Executive’s employment with the Company and the Company’s obligations under this Agreement shall terminate automatically, effective immediately and without notice, upon Executive’s death or a determination of Disability (as defined below) of Executive. For purposes of this Agreement, “Disability” shall include any circumstance resulting in Executive being incapable of performing Executive’s duties and responsibilities under this Agreement for (a) a continuous period of 90 days, or (b) periods amounting in the aggregate to 120 days within any one period of 365 days. A determination of Disability shall be made and confirmed in writing by a physician or physicians satisfactory to the Company, and Executive shall cooperate with any efforts to make such determination. Any such determination shall be conclusive and binding on the parties. Any determination of Disability under this Section 6(d) is not intended to alter any benefits that any party may be entitled to receive under any long- term disability insurance plan carried by either the Company or Executive with respect to Executive, which benefits shall be governed solely by the terms of any such insurance plan. (e) Resignation without Good Reason. Executive’s employment and the Company’s obligations under this Agreement shall terminate upon Executive’s resignation from employment with the Company for any reason other than Good Reason (defined below), provided the Executive provides at least sixty (60) days’ prior written notice to the Company of Executive’s resignation from employment with the Company, or such other advance notice as may be mutually agreed between the parties following the provision of such notice; provided, however, that upon Executive’s notice of resignation without Good Reason, the Company may elect to immediately terminate Executive’s employment with no further obligations to Executive aside from the Accrued Amounts. (f) Resignation for Good Reason. Executive may terminate Executive’s employment and the Company’s obligations under this Agreement at any time for Good Reason pursuant to this Section 6(f). “Good Reason” shall mean means the occurrence, without the Executive’s voluntary written consent, of any of

5 the following circumstances: (a) a material breach by the Company of any material provision of this Agreement; (b) the Company’s relocation of the Company office to which Executive primarily reports (the “Office”) to a location that increases the distance from the Executive’s principal residence to the Office by more than fifty (50) miles (or, to the extent the Executive works remotely, the Company’s requirement that such Executive report to a Company office that is more than fifty (50) miles from Executive’s principal residence); or (c) a material reduction in the Base Salary (other than in connection with across-the-board base salary reductions for all or substantially all similarly situated executives of the Company or commensurate with a diminution of Executive’s duties and responsibilities); provided, in each case, that Executive first provides notice to the Company of the existence of the condition described above within thirty (30) days following the initial existence of the condition, upon the notice of which the Company shall have thirty (30) days during which it may remedy the condition, and provided further that the separation of service must occur within thirty (30) days following the end of such 30-day cure period. (g) Breach of Obligations. The amounts payable under Sections 6(a) and 6(b) above shall be collectively referred to herein as the Severance Payments. Executive acknowledges and agrees that if Executive at any time breaches any of Executive’s obligations pursuant to this Agreement or the CIIAA, or if Executive fails to execute the Release Agreement within 60 days of the effective date of termination, then Executive shall forfeit any and all rights to the Severance Payments and shall repay to the Company any portion of the Severance Payments that the Company has already paid to Executive, except for the first such payment, which Executive acknowledges constitutes adequate consideration for the Release Agreement. (h) No Severance. If Executive’s employment is terminated pursuant to Sections 6(c), (d) or (e) above, then neither Executive nor Executive’s estate shall have any further rights against the Company hereunder, except for the right to receive: (i) any unpaid Base Salary with respect to the period prior to the effective date of termination; and (ii) reimbursement of expenses to which Executive is entitled; (iii) any other benefits to which the Executive is legally entitled (collectively, “Accrued Amounts”). 7. Proprietary Information, Inventions, Non-Competition and Non-Solicitation Obligations. As a condition of Executive’s continued employment, Executive agrees to execute and abide by an Employee Confidential Information and Inventions Assignment Agreement attached as Exhibit A (the “CIIAA”), which may be amended by the parties from time to time without regard to this Agreement. The CIIAA contains provisions that are intended by the parties to survive and do survive termination of this Agreement. 8. Return of Company Property. Upon termination of Executive’s employment with the Company for any reason, or upon request by the Company at any time: (a) Executive shall immediately return to the Company all documents, records and materials belonging to the Company and all copies (electronic or physical) of all such materials; and (b) Executive shall permanently destroy and delete all such documents, records and materials in Executive’s possession or to which Executive has access. 9. Obligations to Others. Executive warrants and represents that (a) Executive is not subject to any employment, consulting or services agreement or any restrictive covenants or agreements of any type, which would limit or prohibit Executive from fully carrying out Executive’s duties as described under the terms of this Agreement; and (b) Executive has not retained and shall not use or disclose within the scope of Executive’s employment with the Company any confidential information, records, trade secrets or other property of a former employer or other third party. 10. Remedies for Breach. The parties recognize that the Executive’s breach of this Agreement shall cause irreparable injury to the Company such that monetary damages would not provide an adequate or complete remedy. Accordingly, in the event of the Executive’s actual or threatened breach of the provisions of this Agreement, the Company, in addition to all other rights, shall be entitled to a temporary and permanent injunction from a court restraining Executive from breaching this Agreement, and to recover from the Executive its reasonable attorney’s fees and costs incurred in pursuing such remedies. 11. Third-Party Beneficiaries. The Company’s affiliates and subsidiaries are third-party

6 beneficiaries with respect to Executive’s performance of Executive’s duties under this Agreement and the undertakings and covenants contained in this Agreement. The Company and any of its affiliates or subsidiaries, enjoying the benefits thereof, may enforce this Agreement directly against Executive. 12. Severability. Executive’s behalf and instead of the Executive to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by the Executive. 13. Entire Agreement; Amendment; Waiver. This Agreement and the exhibits attached hereto sets forth the entire understanding of the parties hereto with respect to the subject matter contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement, including, without limitation, the Prior Agreement. This Agreement shall not be amended or waived in whole or in part except by a written instrument duly executed by each of the parties hereto. 14. Headings. The headings of sections and articles of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions. 15. Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. 16. Governing Law; Exclusive Jurisdiction. This Agreement shall in all respects be construed according to the laws of the State of California, without regard to its conflict of laws principles. 17. Assignment. This Agreement shall inure to the benefit of Executive and Executive’s heirs, executors and estate administrators. This Agreement shall inure to the benefit of the Company and its successors, assigns and legal representatives. 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument. 19. Compliance with Section 409A. (a) General. It is the intention of both the Company and Executive that the benefits and rights to which Executive could be entitled pursuant to this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations and other guidance promulgated or issued thereunder (collectively, “Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If Executive or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on Executive and on the Company). Notwithstanding the foregoing, the Company does not guaranty or accept any liability for any tax consequences to Executive under this Agreement. (b) Distributions on Account of Separation from Service. Notwithstanding anything in this Agreement to the contrary, any compensation or benefits payable under this Agreement that is considered nonqualified deferred compensation under Section 409A and is designated under this Agreement as payable upon Executive’s termination of employment shall be payable only upon Executive’s “separation from service” with the Company within the meaning of Section 409A (a “Separation from Service”). (c) No Acceleration of Payments. Neither the Company nor Executive, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

7 (d) Treatment of Each Installment as a Separate Payment and Timing of Payments. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which Executive is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments. (e) Specified Employee. Notwithstanding anything in this Agreement to the contrary, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of Executive’s Separation from Service with the Company or (B) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein. The determination of whether Executive is a “specified employee” as of the time of the Executive’s Separation from Service shall be made by the Company in accordance with the terms of Section 409A (including, without limitation, Section 1.409A-1(i) of the Department of Treasury Regulations and any successor provision thereto). (f) Reimbursements. To the extent that any reimbursements or corresponding in-kind benefits provided to Executive under this Agreement are deemed to constitute “deferred compensation” under Section 409A, such reimbursements or benefits shall be provided reasonably promptly, but in no event later than December 31 of the year following the year in which the expense was incurred, and in any event in accordance with Section 1.409A-3(i)(1)(iv) of the Department of Treasury Regulations. The amount of any such payments or expense reimbursements in one calendar year shall not affect the expenses or in-kind benefits eligible for payment or reimbursement in any other calendar year, other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code, and Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.” 20. Section 280G. Notwithstanding any other provision of this Agreement or any other plan, arrangement, or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates to Executive or for Executive’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute parachute payments within the meaning of Section 280G of the Code (such payments, the “Parachute Payments”) and would, but for this Section 20, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), or not be deductible under Section 280G of the Code, then such Covered Payments shall be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, but only if (i) the net amount of such Covered Payments, as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Covered Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Covered Payments Payments), is greater than or equal to (ii) the net amount of such Covered Payments without such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Covered Payments and the amount of the Excise Tax to which Executive would be subject in respect of such unreduced Covered Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Covered Payments). The Covered Payments shall be reduced in a manner that maximizes Executive’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A, to the extent applicable, and where two or more economically equivalent amounts are subject to reduction but payable at different times, such amounts payable at the later time shall be reduced first but not below zero. 21. Compensation Recovery Policy. Executive acknowledges and agrees that, to the extent the

8 Company adopts any claw-back or similar policy pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, and any rules and regulations promulgated thereunder, he or she shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement and/or enforce such policy with respect to past, present and future compensation, as appropriate). 22. Dispute Resolution. To aid in the rapid and economical resolution of any disputes that may arise in the course of your employment relationship, and in exchange for the mutual promises contained in this Agreement, you and the Company agree that any and all disputes, claims, or demands in any way arising out of or relating to the terms of this Agreement (including but not limited to the CIIAA incorporated by reference herein), your employment relationship with the Company, or the termination of that employment relationship (including statutory claims and any claims brought by or against Company employees), shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, to the fullest extent permitted by law, by final, binding and confidential arbitration in San Francisco, California (or such other mutually acceptable location) conducted before a single neutral arbitrator by JAMS, Inc. (“JAMS”) or its successor, under the then applicable JAMS Arbitration Rules and Procedures for Employment Disputes (available at http://www.jamsadr.com/rules-employment- arbitration/ and which will be provided to you on request). You acknowledge that by agreeing to this arbitration procedure, you and the Company waive the right to resolve any such dispute, claim or demand through a trial by jury or judge. The Federal Arbitration Act, 9 U.S.C. § 1 et seq., will, to the fullest extent permitted by law, govern the interpretation and enforcement of this arbitration agreement and any arbitration proceedings. This provision shall not be mandatory for any claim or cause of action to the extent applicable law prohibits subjecting such claim or cause of action to mandatory arbitration and such applicable law is not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”), including claims or causes of action alleging sexual harassment or a nonconsensual sexual act or sexual contact, or unemployment or workers’ compensation claims brought before the applicable state governmental agency. In the event you or the Company intend to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be filed with a court, while any other claims will remain subject to mandatory arbitration. Nothing herein prevents you from filing and pursuing proceedings before a federal or state governmental agency, although if you choose to pursue a claim following the exhaustion of any applicable administrative remedies, that claim would be subject to this provision. In addition, with the exception of Excluded Claims arising out of 9 U.S.C. § 401 et seq., all claims, disputes, or causes of action under this section, whether by you or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class, representative, or collective proceeding, nor joined or consolidated with the claims of any other person or entity. You acknowledge that by agreeing to this arbitration procedure, both you and the Company waive all rights to have any dispute be brought, heard, administered, resolved, or arbitrated on a class, representative, or collective action basis. The arbitrator may not consolidate the claims of more than one person or entity and may not preside over any form of representative or class proceeding. If a court finds, by means of a final decision, not subject to any further appeal or recourse, that the preceding sentences regarding class, representative, or collective claims or proceedings violate applicable law or are otherwise found unenforceable as to a particular claim or request for relief , the parties agree that any such claim(s) or request(s) for relief be severed from the arbitration and may proceed in a court of law rather than by arbitration. All other claims or requests for relief shall be arbitrated. You will have the right to be represented by legal counsel at any arbitration proceeding. Questions of whether a claim is subject to arbitration and procedural questions which grow out of the dispute and bear on the final disposition are matters for the arbitrator to decide, provided however, that if required by applicable law, a court and not the arbitrator may determine the enforceability of this paragraph with respect to Excluded Claims. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS’ arbitration fees in excess of what you would pay if the matter were litigated in court. Each party is responsible for its own attorneys’ fees, subject to applicable law. Nothing herein is intended

9 to prevent you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction. You hereby consent to the personal jurisdiction and venue of the state and federal courts in and for the county in which the Company’s headquarters are located for any court action brought pursuant to this Section. [Remainder of Page Intentionally Blank; Signature Page to Follow]

- 10 307361029 v2 IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Executive Employment Agreement to be duly executed as of the date first written above. /s/ Justyn Howard Justyn Howard SPROUT SOCIAL, INC. By: /s/ Joe Del Preto Name: Joe Del Preto

- 11 307361029 v2 EXHIBIT A EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT